EXHIBIT 99.3

For further information contact
Rodger W. Smith   1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Issues Guidance
For Third Quarter, Full Year 2010

Natchez, MS (August 5, 2010)—Callon Petroleum Company (NYSE: CPE) is issuing guidance for the third quarter and full year 2010.   The guidance, found in the table below, is expressed in ranges for the detailed components.

Third Quarter and Full Year 2010
Guidance Estimates
(In thousands, except per production unit amounts)

	Guidance for 3rd Quarter 2010	Guidance for Full Year 2010
Estimated production volumes:
Natural gas (Bcf)	1.1 -- 1.2	5.0 -- 5.6
Crude oil (Mbo)	180 -- 220	840 -- 970
MMcfe/d	24 -- 27	27 -- 31

Lease operating expenses:

Cash	$5,000 -- $6,000	$18,000 -- $21,000
Non-cash	-	-
Total	$5,000 -- $6,000	$18,000 -- $21,000

General and administrative expenses:

Cash	$2,400 -- $2,600	$11,100 -- $11,700
Non-cash	1,100 -- 1,200	4,600 -- 4,800
Total	$3,500 -- $3,800	$15,700 -- $16,500

Interest expense:

Cash	$3,700 -- $ 4,100	$15,900 -- $16,800
Non-cash	(800 -- (900)	(2,900) -- (3,100)
Total	$2,900 -- $ 3,200	$13,000 -- $13,700

Medusa Spar LLC, net of tax	$100 -- $125	$400 -- $500

DD & A – Per Mcfe	$2.90-- $3.10	$2.90 -- $3.00

Accretion expense	$600 -- $700	$2,400 -- $2,700

Income tax rate	0%	0%

Cash income tax rate	0%	0%

The preceding guidance estimates contain assumptions that we believe are reasonable.  These estimates are based on information that is available as of the date of this news release.  We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

Listed below are the outstanding hedges for natural gas and crude oil for 2010:

		09/30/2010	12/31/2010

Natural Gas

Collars	Volume (MMCF)	225	225
	Ceiling	$8.30	$8.30
	Floor	$5.00	$5.00

Crude Oil

Collars	Volume (Mbo)	30	30
	Ceiling	$90.00	$90.00
	Floor	$70.00	$70.00

Collars	Volume (Mbo)	30	30
	Ceiling	$93.00	$93.00
	Floor	$70.00	$70.00

Collars	Volume (Mbo)	30	30
	Ceiling	$101.50	$101.50
	Floor	$75.00	$75.00

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the homepage.

This news release contains projections and other forward-looking statements (including statements about fiscal fourth quarter and full-year financial and operating performance) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic and industry conditions;
•	volatility of oil and natural gas prices;
•	uncertainty of estimates of oil and natural gas reserves;
•	impact of competition;
•	availability and cost of seismic, drilling and other equipment;
•	operating hazards inherent in the exploration for and production of oil and natural gas;
•	difficulties encountered during the exploration for and production of oil and natural gas;
•	difficulties encountered in delivering oil and natural gas to commercial markets;
•	changes in customer demand and producers’ supply;
•	uncertainty of our ability to attract capital;
•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;
•	actions of operators of our oil and gas properties;
•	weather conditions; and
•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2009 on Form 10-K.

The preceding estimates reflect our review of continuing operations only.  These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures.  We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.